Media contact:
                                                          ---------------
                                                          Gordon R. Manuel
                                                          864-282-9448

                                                          Analyst contact:
                                                          -----------------
                                                          William G. Harvey
                                                          864-282-9413


FOR IMMEDIATE RELEASE
THURSDAY JULY 11, 2002

                    BOWATER REVISES GAINS ON TIMBERLAND SALES

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) announced today that as a result of a mathematical error in a computer model used for calculating the gain on the sale of timberlands, the company will reduce previously reported after tax gains on two timberland sales, by $2.7 million, or $0.05 per diluted share, for the fourth quarter of 2001, and by $2.1 million, or $0.04 per diluted share, for the first quarter of 2002, representing approximately 5% of the total gain on each transaction. These changes will result in a reduction of Bowater's reported net income for the fourth quarter of 2001 and the first quarter of 2002. However, the net loss before asset sales and foreign currency exchange (as set forth below) remains unchanged.



                         Q401 EARNINGS PER DILUTED                               Q102 EARNINGS PER DILUTED
                                  SHARE                                                    SHARE
                       --------------------------------                        -------------------------------
                        ORIGINAL   REVISED    CHANGE                              ORIGINAL  REVISED   CHANGE
REPORTED NET INCOME    $ 0.33      $  0.28   $ (0.05)       REPORTED NET INCOME  $  0.22    $ 0.18   $ (0.04)

ASSET SALES (GAIN)      (0.89)       (0.84)    (0.05)       ASSET SALES (GAIN)     (0.78)    (0.74)    (0.04)

CURRENCY EXCHANGE                                           CURRENCY EXCHANGE
(GAIN)                  (0.07)       (0.07)     0.00        (GAIN)                 (0.02)    (0.02)     0.00
                        -----------------------------                              ----------------------------
NET LOSS BEFORE ASSET                                       NET LOSS BEFORE ASSET
SALES AND EXCHANGE     $(0.63)      $(0.63)  $  0.00        SALES AND EXCHANGE   $ (0.58)  $ (0.58)  $  0.00
                        =============================                             ============================

         The mathematical error, which has been reported to the audit committee of the board of directors, involved the use of a monthly discount rate instead of the appropriate quarterly or semi-annual discount rates in calculating the timberland gains.

         Bowater will file amendments to its 10-K for the year ended December 31, 2001 and 10-Q for the quarter ended March 31, 2002 to reflect the foregoing reduction in reported income for these two fiscal periods.

         Bowater Incorporated, headquartered in Greenville, SC, is a global leader in newsprint. In addition, the company makes coated and uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood and hardwood lumber.



                                     (more)

Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.5 million acres of timberlands owned or leased in the United States and Canada and 33 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE:BWX).

         All amounts are in U.S. dollars.

         Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2001 and, from time to time, in Bowater's other filings with the Securities and Exchange Commission.

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